EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Atlantic City Electric Company and Atlantic Capital I on Form S-3 of our report dated February 2, 1996, appearing in the Annual Report on Form 10-K of Atlantic City Electric Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Parsippany, New Jersey
September 17, 1996